CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Everest Re Group, Ltd. of our report dated March 1, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Everest Re Group, Ltd.'s Annual Report on Form 10‑K for the year ended December 31, 2017.  We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
 September 12, 2018